SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 1, 2009

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 West Imperial Highway, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01.  Entry into Material Definitive Agreement.

On May 1, 2009, Ministry Partners Investment Company, LLC (“we”, “us”, “our” or “the Company”) and Western Federal Credit Union (“Western”) entered into a Master Loan Participation Purchase and Sale Agreement (the “MLPPA”), pursuant to which Western is authorized, but is not obligated, to purchase loan participation interests from us on a non-recourse basis.  At such time as Western agrees to purchase a loan participation interest under the MLPPA, we will enter into a form of Loan Participation Purchase Certificate that will identify the name of the borrower; the principal balance due under the loan on the date of origination and date of purchase of an undivided interest in such loan; the interest rate; maturity date for such loan; purchase price of the loan participation; and participation percentage that will be acquired under the loan.  We are obligated to notify Western of material events that affect the financial condition of the borrower, impair its ability to make payments on the loan or otherwise affect the collectability of the loan.  In addition, we are obligated to notify Western in the event that the borrower requests a modification in the loan documents, or collateral securing the loan, or occurrence of an event that would constitute a default under the loan documents.

The MLPPA also provides that no amendment to the loan documents, substitution, release or sale of collateral, foreclosure efforts or commencement of legal proceedings may be initiated without Western’s consent.  The MLPPA includes standard representations and warranties for a loan participation purchase agreement that are typical for a transaction of this nature.  We have appointed Evangelical Christian Credit Union (“ECCU”) to act as our servicing agent with respect to the initial pool of loans for the loan participations that are available for purchase under the MLPPA.

If we breach any of the representations or warranties under the MLPPA, we are obligated to repurchase the loan participation interest at an amount equal to the outstanding balance of such loan participation or substitute another loan participation interest as payment for such interest.  In the event of a default under the loan, we, Western, and ECCU are required to consult together in an effort to agree upon a mutually agreeable course of action.  If the parties are unable to agree upon a desired course of action, Western is entitled to purchase the outstanding undivided interest held in the loan, provided that Western holds at least a 50% interest in the loan.  In the event that the parties fail to agree on an acceptable course of action to address the event of default, we have the right, at our sole option, to repurchase Western’s undivided interest in the principal, plus accrued interest, outstanding as of the date of repurchase.

Western is an equity holder of our Class A Common Units and has been deemed to be a related party.  Accordingly, our managers have ratified the MLPPA under our Related Party Transaction Policy.  We believe that the MLPPA contains terms and conditions that are typical for a loan participation purchase agreement and was entered into under an arms-length negotiating arrangement.

We plan to use the proceeds that we receive from the sale of loan participation interests under the MLPPA to purchase church mortgage loans from our wholly-owned subsidiary, Ministry Partners Funding, LLC (“MPF”), which will reduce MPF’s outstanding indebtedness under our existing credit facility with BMO Capital Markets Corp.  Any loans that we acquire from MPF will be pledged as collateral for the benefit of Members United Corporate Federal Credit Union (“Members United”) under our Members United credit facility.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is attached herewith:

Exhibit Number	Name of Exhibit

10.1	Mortgage Loan Participation Purchase and Sale Agreement by and between Ministry Partners Investment Company, LLC, and Western Federal Credit Union, dated May 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 15, 2009	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ Billy M. Dodson
Billy M. Dodson President